UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 28, 2011
AmerisourceBergen Corporation
(Exact name of registrant as specified in its charter)

Delaware	1-16671	23-3079390

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1300 Morris Drive Chesterbrook, PA	19087

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (610) 727-7000
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
On April 28, 2011, AmerisourceBergen Corporation (the “Registrant”) renewed its $700 million accounts receivables securitization facility for an additional term of three years. The facility termination date of the securitization facility is now scheduled for April 28, 2014.
The securitization facility is available to provide additional liquidity and funding for the ongoing business needs of the Registrant and its subsidiaries. The securitization facility is based on the accounts receivables originated by AmerisourceBergen Drug Corporation (“ABDC”) for the sale of pharmaceuticals and other related services. Pursuant to the securitization facility, ABDC sells its accounts receivables to Amerisource Receivables Financial Corporation (“ARFC”). ARFC may sell interests in the accounts receivables purchased from ABDC to the various purchaser groups party to the securitization facility, paying interest on amounts outstanding under the facility. Bank of America, National Association, serves as the administrator of the securitization facility. The securitization facility has a base limit of $700 million, with an option to increase the commitments of the participating banks, subject to their approval, by an additional $250 million for seasonal needs during the December and March quarters. The Registrant serves as the performance guarantor of ABDC’s obligations as originator and servicer under the securitization facility.
In connection with the renewal, the Registrant or subsidiaries of the Registrant entered into (i) the First Amendment to Amended and Restated Receivables Purchase Agreement, dated as of April 28, 2011 (the “First Amendment to RPA”), among ARFC, as seller, ABDC, as initial servicer, various purchaser groups, and Bank of America, National Association, as administrator; (ii) the Second Amendment to Receivables Sale Agreement, dated as of April 28, 2011 (the “Second Amendment to RSA”), between ARFC, as buyer, and ABDC, as originator; and (iii) the First Amendment to Amended and Restated Performance Undertaking, dated as of April 28, 2011 (the “First Amendment to Performance Undertaking”).
Copies of each of the First Amendment to RPA, Second Amendment to RSA and First Amendment to Performance Undertaking are filed as Exhibit 10.1, Exhibit 10.2 and Exhibit 10.3, respectively, to this report and are incorporated herein by reference.
Item 2.03. Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth in Item 1.01 above is hereby incorporated by reference under this Item 2.03.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.
10.1 First Amendment to Amended and Restated Receivables Purchase Agreement, dated as of April 28, 2011, among Amerisource Receivables Financial Corporation, as Seller, AmerisourceBergen Drug Corporation, as initial Servicer, various purchaser groups, and Bank of America, National Association, as Administrator.
10.2 Second Amendment to Receivables Sales Agreement, dated as of April 28, 2011, between Amerisource Receivables Financial Corporation, as Buyer, and AmerisourceBergen Drug Corporation, as Originator.
10.3 First Amendment to Amended and Restated Performance Undertaking Agreement, dated as of April 28, 2011, among Registrant, Amerisource Receivables Financial Corporation, Bank of America, National Association, as Administrator, and various purchaser groups.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERISOURCEBERGEN CORPORATION
Date: May 4, 2011	By:	/s/ Michael D. DiCandilo
		Name:	Michael D. DiCandilo
		Title:	Executive Vice President and Chief Financial Officer